Exhibit 10.1

(Translation)

This translation is prepared for reference purposes only. If there is any conflict between a provision provided in this translation and that provided in the Japanese original, the latter shall prevail.

Amendment Agreement

In relation to the Master Lease Agreement dated January 5, 2005 and the individual agreements thereunder (collectively, the “Lease Agreement”) between Spansion Japan Limited (the “Lessee”) and Sumicrest Leasing Limited (the “Lessor”), both parties hereby agree to enter into the amendment agreement dated December 30, 2005 as follows:

Clause 1 (Definition)

1. The terms used herein shall have the same meanings set out in the Lease Agreement, unless the context expressly requires otherwise.

2. The references to the agreements and/or contracts in this Agreement shall mean those documents as revised, added or amended, it applicable.

3. The clauses and/or articles referred to herein shall mean those of this Agreement unless otherwise provided.

4. The references to any parties to this Agreement shall include their successors and permitted assigns.

Clause 2 (Amendment)

1. The Lessor and the Lessee agree to delete the Clause 20.1.6 and clause 26.2.3 as from January 1, 2006.

2. The Lessor and the Lessee confirm that pursuant to each assignment agreement dated December 22, 2005 entered into between Mizuho Corporate Bank, Ltd., Tokyo Leasing Co., Ltd., and Fuyo General Lease Co., Ltd. (each, the “Assignor”) and Sumisho Lease Co., Ltd. (the “Assignee”), all rights, titles, interests and obligations of each Assignor as the lender (the “Lender”) and of Mizuho Corporate Bank, Ltd. as the agent (the “Agent”) in, to and under the Loan Agreement and other related agreements are transferred to the Assignee as of December 30, 2005. The Lessee and the Lessor agree that, in accordance with such transfer, the references to the Lender and the Agent in the Lease Agreement shall mean Sumisho Lease Co., Ltd.

3. The Lessor and the Lessee agree to alter the location of the following equipment as set out below as of December 30 2005.

Equipment	Test System
Manufacturer	Advantest
Specification	T5376
Serial Number	310133955
Location	Cube Kawasaki, 1-14 Nisshin-cho, Kawasaki-ku, Kawasaki, Kanagawa Prefecture

Clause 3 (Governing Law)

This Agreement shall be governed and construed in accordance with by the laws of Japan.

Clause 4 (Jurisdiction)

The Tokyo District Court shall have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the date first above written, each of which is held by each party.

/s/ Suzuki, Shinji	/s/ Nishikawa, Tetsuya
Spansion Japan Limited	Sumicrest Leasing Limited

In accordance with Clause 10.3(1) of the Loan Agreement, we agree to the amendment of the Lease Agreement as provided for herein.

/s/ Tanaka, Minoru
Lender: Sumisho Lease Co., Ltd.